ADD-ON BENEFIT FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH BONUS, ANNUAL STEP-UP TO THE HIGHEST QUARTERLY CONTRACT VALUE AND EARNINGS-SENSITIVE WITHDRAWAL AMOUNT Thank you for choosing Jackson National Life Insurance Company®, also referred to as "the Company" or "Jackson®." This guaranteed minimum withdrawal benefit (GMWB) is made a part of the Contract to which it is attached. Certain provisions of Your Contract are revised as described below as of the Effective Date of this add-on benefit. To the extent any provisions contained in this add-on benefit are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this add-on benefit will control. The provisions of Your Contract remain in effect except where modified by this add-on benefit. PLEASE NOTE: THIS ADD-ON BENEFIT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED EXCEPT AS OUTLINED IN THE DEATH BENEFIT PROVISIONS. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE DESIGNATED LIFE (AS DEFINED BY THIS ADD-ON BENEFIT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. THE COMPANY ENCOURAGES YOU TO SEEK LEGAL AND/OR TAX ADVICE. AS STATED IN YOUR CONTRACT: THE COMPANY RESERVES THE RIGHT TO LIMIT, RESTRICT, SUSPEND OR REJECT ANY OR ALL SUBSEQUENT PREMIUM PAYMENTS. PLEASE NOTE: PARTIAL WITHDRAWALS IN EXCESS OF THE EARNINGS-SENSITIVE ADJUSTMENTS DURING A CONTRACT YEAR PLUS THE GREATER OF THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA) OR THE REQUIRED MINIMUM DISTRIBUTION (RMD) DURING THE CONTRACT YEAR COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THIS ADD-ON BENEFIT PROVIDES NO CASH OR NONFORFEITURE VALUES. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: The following definitions are applicable to this add-on benefit only. All terms defined in the Contract that are used in this add-on benefit have the same definition as in the Contract. ICC19 7772

"BONUS. An amount credited to the GWB in years during the Bonus Period in which no withdrawals are taken. BONUS BASE. The value that the Bonus percentage is multiplied by to determine the amount of the Bonus applied to the GWB. BONUS PERIOD. The time period over which You are eligible for a Bonus, as shown on the Supplemental Contract Data Pages. CONTRACT QUARTER. The three-month period beginning on the Issue Date or any Contract Quarterly Anniversary. DESIGNATED LIFE. The life on which certain GMWB values are based. The Designated Life is shown on the Supplemental Contract Data Pages. If the Owner is a natural person, then the Owner is the Designated Life. For Joint Owners, the oldest Joint Owner is the Designated Life. If the Owner is a non-natural person, the Annuitant is the Designated Life. If the Owner is a non-natural person and there are Joint Annuitants, the oldest Joint Annuitant is the Designated Life. EARNINGS-SENSITIVE ADJUSTMENT. An amount that You may be allowed to withdraw each Contract Year in addition to the GAWA or RMD while still keeping the GMWB fully effective. Earnings-Sensitive Adjustments apply to each partial withdrawal taken and depend on the withdrawal amount and the GMWB Earnings at the time of the withdrawal. The Earnings- Sensitive Adjustments are greater than or equal to zero. EFFECTIVE DATE. The date shown on the Supplemental Contract Data Pages. FOR LIFE GUARANTEE. A guarantee that allows You to take partial withdrawals for the lifetime of the Designated Life or, with Joint Owners, the lifetime of the Joint Owner who dies first. GMWB EARNINGS. An amount used to calculate the Earnings-Sensitive Adjustments that apply to each withdrawal. GMWB EARNINGS DETERMINATION BASELINE. The value used to calculate the GMWB Earnings. GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum amount You can withdraw each Contract Year, subject to the RMD exception stated in this add-on benefit, without reducing the guaranteed amount You can withdraw in future Contract Years. GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage used to determine the GAWA. ICC19 7772 2

GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GMWB Charge and other GMWB values are based. GWB ADJUSTMENT. The minimum GWB guaranteed on the GWB Adjustment Date if no withdrawals are taken prior to that date. GWB ADJUSTMENT DATE. The date the GWB Adjustment is applied to the GWB shown on the Supplemental Contract Data Pages. MAXIMUM ELIGIBLE WITHDRAWAL AMOUNT REMAINING (MEWAR). The maximum partial withdrawal amount (before the application of any Earnings-Sensitive Adjustment) that is eligible for the Earnings-Sensitive Adjustment at a given time. If a partial withdrawal is taken that exceeds the MEWAR, then only the portion up to the MEWAR will receive an Earnings- Sensitive Adjustment. REQUIRED MINIMUM DISTRIBUTION (RMD). For certain Qualified Plan contracts, the RMD is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only. For purposes of this add-on benefit, this definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract." 2) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of the Designated Life is incorrectly stated on the Effective Date of the GMWB but falls within the allowable age range then, on the date the misstatement is discovered, the GWB and GAWA will be recalculated based on the GAWA% applicable at the correct age. If the age of the Designated Life is incorrectly stated on the Effective Date of the GMWB and falls outside the allowable age range then, on the date the misstatement is discovered, the GMWB will be null and void and all GMWB Charges will be refunded." 3) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period, if the GMWB is in effect, the Contract's annual report will also include: any Bonus amount credited to the GWB, the beginning and ending GWB, the applicable GAWA% and the GAWA available for withdrawal in the following Contract Year, and the Contract Value after the application of the GMWB Charge." 4) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows You to receive annual payments of the GAWA prior to the Income Date: 1) if the For Life Guarantee is in effect, for the lifetime of the Designated Life, or, if there are Joint Owners, the lifetime of the Joint Owner who dies first, or 2) if the For Life Guarantee is not in effect, until the earlier of Your death or the death of any Joint Owner or until the GWB is depleted, regardless of the performance of the Investment Divisions or level of the Contract Value. The GAWA will not reduce if total partial withdrawals taken within each Contract Year do not exceed the Earnings- Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD. If You do not take a withdrawal of the greater of the GAWA or the RMD in one Contract Year, You may not withdraw more than the greater of the GAWA or the RMD as a guaranteed withdrawal in subsequent Contract Years. ICC19 7772 3

The withdrawals made under this add-on benefit are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract. For purposes of this add-on benefit, partial withdrawals are considered to be the entire amount withdrawn from the Contract after the Effective Date of this add-on benefit, including any applicable charges, Earnings-Sensitive Adjustments and other adjustments to such withdrawals. GAWA withdrawals are considered partial withdrawals while the Contract Value is greater than zero and affect all Contract values the same as any other partial withdrawal would. The total amount received under this guarantee may be less than the GWB at election due to the application of charges and adjustments under the Contract. A partial withdrawal in excess of the Withdrawal Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply. Assessment of GMWB Charge. The GMWB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. The GMWB Charge will be deducted at the end of each Contract Quarter on a pro rata basis from the Investment Divisions and Fixed Account Options when the Fixed Account Contract Value is greater than the Fixed Account Minimum Value or any Investment Division has value. If the Fixed Account Contract Value is reduced to the Fixed Account Minimum Value, as defined in Your Contract, the GMWB Charge will be deducted on a pro rata basis from the Investment Divisions. The deduction of the GMWB Charge from the Investment Divisions results in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. If no value remains in the Investment Divisions and the Fixed Account Contract Value is equal to the Fixed Account Minimum Value on any Contract Quarterly Anniversary, the GMWB Charge will not be assessed for that Contract Quarter. The GMWB Charge will be discontinued upon the earlier of the termination of this add-on benefit or the date on which the Contract Value equals zero. Upon termination, a pro rata GMWB Charge will be assessed for the period since the last quarterly GMWB Charge. The Company reserves the right to increase the GMWB Charge percentage, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge provision shown on the Supplemental Contract Data Pages. Guaranteed Withdrawal Balance. On the Effective Date of this add-on benefit, the GWB is determined as follows and is subject to the GWB Maximum shown on the Supplemental Contract Data Pages: 1. If the Effective Date of this add-on benefit is the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable taxes. 2. If the Effective Date of this add-on benefit is after the Issue Date of the Contract, the GWB equals the Contract Value on the Effective Date of this add-on benefit. ICC19 7772 4

With each Premium payment received after the Effective Date of this add-on benefit, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the GWB Maximum. Partial withdrawals will affect the GWB as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD: a. the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which cumulative partial withdrawals in the current Contract Year exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, and b. the GWB is equal to the greater of: 1. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced by the excess withdrawal; or 2. zero. The GWB may not be withdrawn as a lump-sum and is not payable as a death benefit. Guaranteed Annual Withdrawal Amount. On the Effective Date of this add-on benefit, the GAWA% is defined according to the table on the Supplemental Contract Data Pages. The GAWA% is determined at the earlier of: 1) the date You elect to opt out of an increase to the GMWB Charge percentage, 2) the time of the first withdrawal after the Effective Date of this add-on benefit, 3) the date that the Contract Value reduces to zero, 4) the date that the GMWB add-on benefit is continued by a spousal Beneficiary, or 5) upon election of the Life Income of the GAWA Income Option. The GAWA% is based on the Designated Life's attained age at the time of determination. The GAWA is equal to the GAWA% multiplied by the GWB at the time of determination. With each Premium payment received after the GAWA has been determined, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the lesser of: 1. the GAWA% multiplied by the Premium payment, net of any applicable taxes; or 2. the GAWA% multiplied by the increase in the GWB. ICC19 7772 5

Partial withdrawals will affect the GAWA as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the GAWA will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which cumulative partial withdrawals in the current Contract Year exceed the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced by the excess withdrawal. At the end of each Contract Year after the GAWA has been determined, if the For Life Guarantee is not in effect and the GWB is less than the GAWA, the GAWA is set equal to the GWB. Guaranteed Withdrawal Balance Bonus. After the Effective Date of this add-on benefit, a Bonus will be applied to the GWB at the end of each Contract Year during the Bonus Period if no withdrawals are taken during that Contract Year. When the Bonus is applied: 1. The GWB equals the GWB prior to the application of the Bonus plus the Bonus Base multiplied by the Bonus Percentage shown on the Supplemental Contract Data Pages, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. If the Bonus is applied after the GAWA% has been determined, the GAWA is the greater of: a. the GAWA% multiplied by the new GWB; or b. the GAWA prior to the Bonus. The Bonus Base is determined as follows: 1. On the Effective Date of this add on benefit, the Bonus Base is equal to the GWB. 2. With each Premium payment received after the Effective Date of this add-on benefit, the Bonus Base will be recalculated to equal the Bonus Base prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the Bonus Base Maximum shown on the Supplemental Contract Data Pages. Partial withdrawals will affect the Bonus Base as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the Bonus Base will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the Earnings-Sensitive Adjustments during that Contract Year plus the greater of the GAWA or the RMD, the Bonus Base is set equal to the lesser of the GWB following the partial withdrawal or the Bonus Base prior to the partial withdrawal. ICC19 7772 6

Adjustments to the Bonus Base due to partial withdrawals will continue even if You have elected to discontinue the GWB Bonus provision to avoid charge increases. The GWB Bonus provision is terminated on the earlier of 1) the date the Contract Value is reduced to zero, 2) the date You elect to discontinue the GWB Bonus provision to avoid charge increases, 3) the date the Bonus Period ends, or 4) the date the GMWB is terminated. GWB Adjustment. After the Effective Date of this add-on benefit, if no withdrawals are taken on or prior to the GWB Adjustment Date, the GWB Adjustment is applied to the GWB on the GWB Adjustment Date. At the time the GWB Adjustment is applied, the GWB will be set equal to the greater of the current GWB or the GWB Adjustment, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. The GWB Adjustment is determined as follows: On the Effective Date of this add-on benefit, the GWB Adjustment is equal to the GWB Adjustment Percentage shown on the Supplemental Contract Data Pages multiplied by the GWB, subject to the GWB Adjustment Maximum shown on the Supplemental Contract Data Pages. With each Premium payment received after the Effective Date of this add-on benefit and prior to the first Contract Anniversary following the Effective Date of this add-on benefit, the GWB Adjustment will be recalculated to equal the GWB Adjustment prior to the Premium payment plus the Premium payment, net of any applicable taxes, multiplied by the GWB Adjustment Percentage, subject to the GWB Adjustment Maximum. With each Premium payment received on or after the first Contract Anniversary following the Effective Date of this add-on benefit, the GWB adjustment will be recalculated to equal the GWB Adjustment prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes, subject to the GWB Adjustment Maximum. The GWB Adjustment provision is terminated on the earlier of 1) the GWB Adjustment Date, 2) the date a partial withdrawal is made prior to the GWB Adjustment Date, 3) the date the Contract Value is reduced to zero, 4) the date this GMWB add-on benefit is terminated, 5) the date this GMWB add-on benefit is continued by a spousal Beneficiary, or 6) the date You elect to discontinue the GWB Adjustment provision to avoid charge increases. GMWB Earnings Determination Baseline. On the Effective Date of this add-on benefit, the GMWB Earnings Determination Baseline is determined as follows: 1. If the Effective Date of this add-on benefit is the Issue Date of the Contract, the GMWB Earnings Determination Baseline is equal to the Premium, net of any applicable taxes. 2. If the Effective Date of this add-on benefit is after the Issue Date of the Contract, the GMWB Earnings Determination Baseline is equal to the Contract Value. With each Premium payment received after the Effective Date of this add-on benefit, the GMWB Earnings Determination Baseline is equal to the GMWB Earnings Determination Baseline prior to the Premium payment plus the amount of the Premium payment, net of any applicable taxes. ICC19 7772 7

At the time of partial withdrawal, the GMWB Earnings Determination Baseline is equal to the greater of: 1. zero; and 2. the GMWB Earnings Determination Baseline prior to the partial withdrawal less the greater of: a. the partial withdrawal less GMWB Earnings; and b. zero. Earnings-Sensitive Adjustments. After the Effective Date of this add-on benefit, when a partial withdrawal is taken, the withdrawal amount will be increased by the Earnings-Sensitive Adjustment that applies to that withdrawal. The Earnings-Sensitive Adjustment portion is considered a withdrawal for the purposes of calculating any other values under the Contractor any other add-on benefits attached to the Contract. In particular, it will reduce Contract Value and other values in the same manner as any other withdrawal. The Earnings-Sensitive Adjustment is dependent on the MEWAR, GMWB Earnings and whether the For Life Guarantee is in effect at the time of the withdrawal, as outlined on the Supplemental Contract Data Pages. At any time, the MEWAR is the greater of: 1. zero; and 2. the quantity equal to: a. the Earnings-Sensitive Adjustments in the current Contract Year; plus, b. the greater of the GAWA or the RMD; less c. all partial withdrawals made in the current Contract Year, including any Earnings- Sensitive Adjustments. At any time, GMWB Earnings are the greater of: 1. zero; and 2. the Contract Value minus the GMWB Earnings Determination Baseline. For Life Guarantee. The For Life Guarantee becomes effective on the For Life Guarantee Effective Date shown on the Supplemental Contract Data Pages unless: 1. the Contract has terminated; 2. the Contract Value is zero before the For Life Guarantee Effective Date; or 3. the Income Date precedes the For Life Guarantee Effective Date. If the For Life Guarantee becomes effective after the GAWA% is determined, the GAWA is reset to equal the GAWA% multiplied by the current GWB. The For Life Guarantee is terminated when this GMWB is terminated or if this GMWB is continued by a spousal Beneficiary or spousal Joint Owner. Contract Value Reduces to Zero. If the Contract Value is reduced to zero as the result of a partial withdrawal which does not cause total withdrawals in the Contract Year to exceed the greater of the GAWA or the RMD, or by the deduction of charges, all rights under the Contract cease, no subsequent Premium payments will be accepted, all other add-on benefits are terminated without value, and Spousal Continuation is not available upon the death of the Owner or the death of any Joint Owner. The Bonus Period is terminated and no further Bonuses will apply. ICC19 7772 8

If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time the Contract Value falls to zero and the GAWA will be equal to the GAWA% multiplied by the GWB. If the For Life Guarantee is in effect, You will receive annual payments of the GAWA until the death of the Designated Life or the death of any Joint Owner. If the For Life Guarantee is not in effect, You will receive annual payments of the GAWA until the earlier of the depletion of the GWB, the death of the Designated Life or the death of any Joint Owner. With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted. The last payment will not exceed the remaining GWB at the time of payment. Upon the death of the Designated Life or the death of any Joint Owner, all payments will cease. No death benefit will apply. Subject to the Company's approval, You may elect to receive payments more frequently than annually. However, the total of the payments made during any Contract Year may not exceed the GAWA. Guaranteed Withdrawal Balance Step-Up. On each Contract Anniversary following the Effective Date of this add-on benefit, the GWB will automatically step up to the highest quarterly Contract Value if the highest quarterly Contract Value is greater than the GWB. The highest quarterly Contract Value is equal to the highest of the quarterly adjusted Contract Values from the four most recent Contract Quarterly Anniversaries, including the Contract Anniversary upon which the step-up is determined. The quarterly adjusted Contract Value is equal to the Contract Value on the Contract Quarterly Anniversary, plus any Premium paid subsequent to that Contract Quarterly Anniversary, net of any applicable taxes, adjusted for any partial withdrawals taken subsequent to that Contract Quarterly Anniversary. Partial withdrawals will affect the quarterly adjusted Contract Value as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the quarterly adjusted Contract Value is equal to the greater of: a. the quarterly adjusted Contract Value prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, a. the excess withdrawal is defined to be the lesser of: 1. the total amount of the current partial withdrawal; or 2. the amount by which the cumulative partial withdrawals for the current Contract Year exceeds the greater of the GAWA or the RMD, and b. the quarterly adjusted Contract Value is equal to the greater of: 1. the quarterly adjusted Contract Value prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or 2. zero." ICC19 7772 9

At the time of step-up: 1. The GWB equals the highest quarterly Contract Value, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. The Bonus Base equals the greater of: a. the new GWB; or b. the Bonus Base prior to the step-up. If the step-up occurs after the GAWA% has been determined, the GAWA is recalculated and is equal to the greater of: 1. the GAWA% multiplied by the new GWB; or 2. the GAWA prior to the step-up." 5) The following language is added to the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: "Partial withdrawals will affect the Contract Value as follows: 1. The Minimum Contract Value remaining after a partial withdrawal shown on the Contract Data Pages of the Contract will be waived. 2. The Minimum partial withdrawal amount shown on the Contract Data Pages of the Contract will be waived." 6) The following language is revised in the PARTIAL WITHDRAWAL provision of the WITHDRAWAL PROVISIONS of the Contract: "Unless You request otherwise, a partial withdrawal will be deducted from each Investment Division in proportion to its current value. The partial withdrawal will be reduced for any applicable taxes and charges, including Withdrawal Charges, and then adjusted for any applicable Market Value Adjustments. Withdrawals of the GAWA or the RMD are not subject to Withdrawal Charges, if applicable." 7) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon Your death or the death of any Joint Owner, while the Contract is still in effect with a Contract Value greater than zero, the GMWB terminates without value, unless the Contract is continued by the spouse. Upon continuation of the Contract by a spousal Joint Owner or a spousal Beneficiary, the spouse may elect to terminate the GMWB on the continuation date and thereafter no GMWB Charge will be assessed. If the surviving spouse elects to terminate the GMWB upon continuation of the Contract, the surviving spouse may elect a new GMWB, subject to availability, on any future Contract Anniversary. If the spouse does not make such an election on the continuation date, the GMWB will be continued by the spouse, and will remain in effect and may not be subsequently terminated independently from the Contract to which it is attached. ICC19 7772 10

If the GMWB is continued by the spouse, the For Life Guarantee and the GWB Adjustment provisions will no longer be effective and the GAWA% will not change on future step-ups. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age on the continuation date and the GAWA will be equal to the GAWA% multiplied by the GWB. No other adjustments will be made to the GWB or the GAWA at the time of such continuation. Step-ups will continue as permitted in accordance with the rules described under the GWB Step-Up provision. Bonuses will continue to apply in accordance with the rules described in the GWB Bonus provision. Contract Years and Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and the Effective Date of this add-on benefit will not change. The Bonus Period will continue to be based on the original Effective Date of this add-on benefit or the most recent Bonus Base step-up, if applicable. The latest date upon which the Bonus Period can re-start will continue to be based on the Designated Life's attained age." 8) The following language is added to the INCOME PROVISIONS of the Contract: "If the For Life Guarantee is in effect on the Latest Income Date, in addition to the Income Options available in Your Contract, You may elect the following Income Option: LIFE INCOME OF THE GAWA. You are entitled to receive payments of a fixed dollar amount during Your lifetime (with Joint Owners, the lifetime of the Joint Owner who dies first). All payments end upon Your death or the death of any Joint Owner. The total annual amount payable under this Income Option will equal the GAWA in effect at the time of election of this Income Option. This amount will be paid in the frequency that You elect, which may not be less frequently than annually. However, in the event of Your death or the death of any Joint Owner before the first monthly payment, the Company will pay the amount allocated to this Income Option to You or, if You are deceased, to Your Beneficiary. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time of election of this GMWB Income Option and the GAWA will be equal to the GAWA% multiplied by the GWB. If the For Life Guarantee is not in effect on the Latest Income Date, in addition to the Income Options available in Your Contract, You may elect the following Income Option: SPECIFIED PERIOD INCOME OF THE GAWA. You are entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the Latest Income Date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this Income Option will equal the GAWA in effect at the time of election of this Income Option, but no payment will exceed the remaining GWB at the time of payment. This amount will be paid over the determined number of years in the frequency that You elect, which may not be less frequently than annually. If, upon Your death or the death of any Joint Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. This Income Option may not be available on certain Qualified Plans." ICC19 7772 11

TERMINATION OF THE GMWB. The GMWB terminates, a pro rata GMWB Charge will be deducted from Your Contract Value for the period since the last quarterly GMWB Charge, and all benefits under this and any other add-on benefits end on the earlier of: 1. the date You elect to receive income payments under the Contract; 2. the Latest Income Date; 3. the date You take a total withdrawal; 4. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless continued by the spouse; 5. the continuation date if the spouse elects to terminate the GMWB; and 6. the date upon which all obligations for payment under this add-on benefit have been satisfied after the Contract has been terminated. Signed for the Jackson National Life Insurance Company President ICC19 7772 12

SUPPLEMENTAL CONTRACT DATA PAGES Please refer to the attached Add-On Benefit for further explanation of values shown on these Supplemental Contract Data Pages. Contract Number: [1234567890] Add-on Benefit: For Life Guaranteed Minimum Withdrawal Benefit with Bonus, Annual Step-Up to the Highest Quarterly Contract Value and Earnings-Sensitive Withdrawal Amount Designated Life: [John Doe] Designated Life [35] Attained Age on the Effective Date: Effective Date: [July 1, 2019] Bonus Percentage: [6%] of the Bonus Base Bonus Base Maximum: [$10,000,000] Earnings-Sensitive The least of: Adjustment, with the For Life 1. [40%] of the GMWB Earnings at the time of the Guarantee in effect: withdrawal; or 2. [2/3] of the lesser of the MEWAR and the withdrawal amount prior to any Earnings-Sensitive Adjustment. Earnings-Sensitive The least of: Adjustment, with the For Life 1. [40%] of the GMWB Earnings at the time of withdrawal; Guarantee NOT in effect at 2. [2/3] of the lesser of the MEWAR and the withdrawal time of withdrawal: amount prior to any Earnings-Sensitive Adjustment; or 3. The greater of: a. zero; and b. the GWB less the MEWAR. Guaranteed Withdrawal [200%] of the GWB Balance (GWB) Adjustment Percentage: GWB Adjustment Date: The later of: 1. the Contract Anniversary on or immediately following the Designated Life's [70th] birthday, or 2. the [12th] Contract Anniversary following the Effective Date of this add-on benefit. ICC19 7772-S

GWB Adjustment Maximum: [$10,000,000] GWB Maximum: [$10,000,000] For Life Guarantee Effective The later of: Date: 1. the Contract Anniversary on or immediately following the Designated Life's attained age [59 1/2]; or 2. the Effective Date of this add-on benefit. Guaranteed Annual Withdrawal Amount Percentage (GAWA%): Attained Age GAWA% [35-64 3.00% 65-74 4.00% 75-80 4.50% 81+ 5.00%] Guaranteed Minimum Withdrawal Benefit (GMWB) Charge. The GMWB Charge percentage equals [0.2250%] of the GWB on a quarterly basis and is deducted (i) at the end of each Contract Quarter following the Effective Date of this add-on benefit; and (ii) upon termination of the GMWB. This charge may increase, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge. Maximum Guaranteed Minimum Withdrawal Benefit Charge. On each [5th] Contract Anniversary following the Effective Date of this add-on benefit, the Company reserves the right to increase the GMWB Charge percentage by up to [0.0375%] on a quarterly basis. The Maximum GMWB Charge percentage is [0.4500%] on a quarterly basis. If the GMWB Charge percentage is increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. You may elect to opt out of the current and any future GMWB Charge percentage increases by forfeiting the Bonus provision, automatic step-ups, the GWB Adjustment and any other increases to the GWB and GAWA. Upon such election, no future Premium payments will be allowed and the GAWA% will be determined with no future recalculation. Such election is final and must be received in Good Order prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. Bonus Period. The Bonus Period begins on the Effective Date of this add-on benefit and will re-start at the time the Bonus Base is increased due to a step-up if the step-up occurs on or before the Contract Anniversary immediately following the Designated Life's [80th] birthday. ICC19 7772-S 2

The Bonus Period ends on the earlier of: 1. the Contract Anniversary on which You elect to opt out of the current and any future GMWB Charge increases; 2. the [10th] Contract Anniversary following the later of the Effective Date of this add-on benefit or the most recent Bonus Base step-up; or 3. the date on which the Contract Value falls to zero as the result of a partial withdrawal or deduction of charges. Signed for the Jackson National Life Insurance Company President ICC19 7772-S 3